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                                                                    EXHIBIT 10.8


                                 METALLURG, INC.
                     1997 STOCK AWARD AND STOCK OPTION PLAN

      1. DEFINITIONS

            The following terms shall have the following meanings unless the context indicates otherwise:

      1.1 "Bankruptcy Code" shall mean title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

      1.2 "Bankruptcy Court" shall mean the United States District Court for the Southern District of New York, having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to section 157 of title 28 of the United States Code, the unit of such District Court pursuant to section 151 of title 28 of the United States Code.

      1.3 "Board" shall mean the Board of Directors of the Company.

      1.4 "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are required or authorized to be closed.

      1.5 "CEO" shall mean the chief executive officer of the Company.

      1.6 "Chapter 11 Cases" shall mean the cases under chapter 11 of the Bankruptcy Code commenced by the Company and Shieldalloy Metallurgical Corporation, styled In re METALLURG, INC. and SHIELDALLOY METALLURGICAL CORPORATION, Jointly Administered Chapter 11 Case Nos. 93 B 44468 (JLG) and 93 B 44469 (JLG), currently pending in the Bankruptcy Court, under which the Company and Shieldalloy Metallurgical Corporation are the debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

      1.7 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, including applicable regulations thereunder.

      1.8 "Committee" shall mean the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan, provided however, that such committee shall be comprised solely of two or more directors each of whom qualifies as (i) a "Non-Employee Director" (as such term is used in Rule 16b-3 under the Exchange Act) and (ii) an "outside director" (as such term is used in Treasury Regulation Section 1.162-27(e)(3)).

      1.9 "Common Stock" shall mean the common stock, $.01 par value per share, of the Company.

      1.10 "Company" shall mean Metallurg, Inc., a Delaware corporation.


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      1.11 "Confirmation Date" shall mean the date on which the Clerk of the
Bankruptcy Court enters the Confirmation Order.

      1.12 "Confirmation Order" shall mean the order of the Bankruptcy Court confirming the Plan of Reorganization pursuant to section 1129 of the Bankruptcy Code.

      1.13 "Effective Date" shall mean the first Business Day on which all of the conditions specified in Article XIII of the Plan of Reorganization have been satisfied or waived.

      1.14 "Eligible Executive" shall mean each of the individuals listed on Schedule A.

      1.15 "Employee" shall mean a salaried employee of the Company or any Subsidiary as described in Treasury Regulation Section 1.421-7(h).

      1.16 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, including applicable regulations thereunder.

      1.17 "Fair Market Value" shall mean:

            (a) the last bid price of the Common Stock on the date of calculation, if the Common Stock is readily tradeable on a national securities exchange or other market system, or

            (b) the book value of a share of Common Stock as of the last day of the last completed fiscal quarter preceding the date of calculation and as determined in good faith by the Committee, if the Common Stock is not readily tradeable on a national securities exchange or other market system.

      1.18 "Initial Stock Awards" shall mean the Stock Awards granted to the Eligible Executives under Section 6.5 below.

      1.19 "ISO" shall mean an "incentive stock option" as such term is used in Code Section 422.

      1.20 "Key Worldwide Managers" shall mean certain Employees who have been selected by the Committee to receive Key Worldwide Managers Initial Stock Option Grants under Section 7.7 below.

      1.21 "Nonqualified Stock Option" shall mean a Stock Option that does not qualify as an ISO.

      1.22 "Participant" shall mean any Employee to whom a Stock Award or Stock Option has been granted by the Committee under the Plan.

      1.23 "Plan" shall mean the Metallurg, Inc. 1997 Stock Award and Stock Option Plan.


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      1.24 "Plan of Reorganization" shall mean the joint chapter 11 plan of reorganization for the Company and Shieldalloy Metallurgical Corporation under the Chapter 11 Cases (including all exhibits and schedules annexed thereto), either in its present form or as it may be altered, amended, or modified from time to time.

      1.25 "Stock Award" shall mean the grant by the Company to a Participant of Common Stock pursuant to Section 6 below.

      1.26 "Stock Award Agreement" shall mean a written agreement between the Company and the Participant that establishes the terms, conditions, restrictions and/or limitations applicable to a Stock Award in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

      1.27 "Stock Option" shall mean the grant by the Company to a Participant of an option to purchase Common Stock pursuant to Section 7 below.

      1.28 "Stock Option Agreement" shall mean a written agreement between the Company and the Participant that establishes the terms, conditions, restrictions and/or limitations applicable to a Stock Option in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

      1.29 "Subsidiary" shall mean a corporation of which the Company directly or indirectly owns more than 50 percent of the Voting Stock or any other business entity in which the Company directly or indirectly has an ownership interest of more than 50 percent.

      1.30 "Treasury Regulations" shall mean the regulations promulgated under the Code by the United States Department of the Treasury, as amended from time to time.

      1.31 "Voting Stock" shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

      2. PURPOSE AND TERM OF PLAN

      2.1 Purpose. The purpose of the Plan is to provide motivation to certain Employees to put forth maximum efforts toward the growth, profitability, and success of the Company and its Subsidiaries by providing incentives to such Employees through the ownership and performance of the Common Stock. Toward this objective, the Committee may grant Stock Awards or Stock Options to Employees subject to the terms and conditions set forth in the Plan.

      2.2 Term. The Plan shall become effective as of the Confirmation Date. The Plan shall terminate on the day which precedes the 10th anniversary of the Confirmation Date, unless terminated earlier by the Board pursuant to Section
10.7 below.


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      3. ELIGIBILITY

      3.1 Eligibility. All Eligible Executives shall participate in the Plan and receive Initial Stock Awards as described in Section 6 below. All other Employees shall be eligible to participate in the Plan, subject to selection by the Committee.

      4. ADMINISTRATION

      4.1 Responsibility. The Committee shall have the responsibility to control, operate, manage and administer the Plan in accordance with its terms.

      4.2 Authority of the Committee. The Committee shall have all the discretionary authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan, including but not limited to:

            (a)   to determine eligibility for participation in the Plan;

            (b) to determine eligibility for and the number of Stock Awards and Stock Options granted under the Plan;

            (c)   to supply any omission;

            (d) to issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

            (e) to make rules for carrying out and administering the Plan and make changes in such rules as it from time to time deems proper;

            (f) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;

            (g) to accelerate the transferability of any Stock Award or the exercisability of any Stock Option when such action or actions would be in the best interest of the Company;

            (h) to grant Stock Options in replacement of Stock Options previously granted under this Plan or any other executive compensation plan of the Company; and

            (i) to take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.


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      4.3 Action by the Committee. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.

      4.4 Delegation of Authority. The Committee may delegate some or all of its authority under the Plan to any person or persons; provided, however, that any such delegation shall be in writing.

      5. SHARES SUBJECT TO PLAN

      5.1 Available Shares. The aggregate number of shares of Common Stock which shall be available for grants of Stock Awards and Stock Options under the Plan during its term shall be 500,000. Such shares of Common Stock available for issuance under the Plan may be either authorized but unissued shares, shares of issued stock held in the Company's treasury, or both, at the discretion of the Company, and subject to any adjustments made in accordance with Section 5.3 below. Any Stock Awards or shares of Common Stock underlying Stock Options which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares shall again be available for grants of Stock Awards and Stock Options under the Plan, to the extent permitted by Rule 16b-3 under the Exchange Act. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock.

      5.2 Maximum Aggregate Number of Shares Underlying Stock Awards and Stock Options Granted Under the Plan to Any Single Participant.

            (a) The maximum aggregate number of shares of Common Stock underlying Stock Awards that may be granted to any single Participant during the life of the Plan shall be 200,000, subject to adjustment as provided in Section
5.3 below.

            (b) The maximum aggregate number of shares of Common Stock underlying Stock Options that may be granted to any single Participant during the life of the Plan shall be 100,000, subject to adjustment as provided in
Section 5.3 below. For purposes of the preceding sentence, Stock Options that are cancelled or repriced shall continue to be counted in determining the maximum aggregate number of shares.

      5.3 Adjustment to Shares. If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares of Common Stock (i) available for grants of Stock Awards and/or Stock Options under Sections 5.1, 5.2(a) and 5.2(b) above, (ii) underlying outstanding grants of Stock Awards and (iii) underlying Stock Options, and the exercise prices of such outstanding Stock Options, shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital account of the Company, or through a merger, consolidation, separation (including a spinoff or other distribution of stock or property), reorganization (whether or not such reorganization comes within the meaning of such term in Code Section


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368(a)) or partial or complete liquidation, the Committee shall make (i)
appropriate adjustments in the number of shares of Common Stock which may be issued under the Plan and to any single Participant pursuant to Sections 5.1, 5.2(a) and 5.2(b) above and (ii) any other adjustments and/or modifications to outstanding Stock Awards and Stock Options as it deems appropriate. In the event of any other change in the capital structure or in the Common Stock, the Committee shall also be authorized to make such appropriate adjustments in the number of shares of Common Stock available for issuance under the Plan and to any single Participant pursuant to Sections 5.1, 5.2(a) and 5.2(b) above, and any other adjustments and/or modifications to outstanding Stock Awards and Stock Options as it deems appropriate. Notwithstanding anything herein to the contrary, (i) any adjustment made pursuant to this Section 5.3 that is with respect to an ISO shall comply with the rules of Code Section 424(a) and (ii) in no event shall any adjustment be made which would render any ISO granted hereunder other than an ISO. In addition, the number of shares of Common Stock available for issuance under the Plan shall be automatically adjusted to the extent necessary to reflect any dividend equivalents paid in the form of Common Stock.

      6. STOCK AWARDS

      6.1 In General. The Committee is authorized to grant Stock Awards to Eligible Executives and to other Employees on or after the Effective Date.

      6.2 Terms and Conditions of Stock Awards. Except as provided in Section
6.3 below, Stock Awards shall be subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, but not limited to, restrictions on transferability and continued employment; provided, however, that such terms, conditions, restrictions and/or limitations are not inconsistent with the Plan. The Committee may accelerate the date a Stock Award becomes transferable under such circumstances as it deems appropriate.

      6.3 Rights as Shareholders. During the period in which any shares of Common Stock are subject to the restrictions imposed under Section 6.2 above, the Committee may, in its sole discretion, grant to the Participant to whom such restricted shares have been awarded all or any of the rights of a shareholder with respect to such shares, including, but not limited to, the right to vote such shares and, pursuant to Section 9 below, the right to receive dividends.

      6.4 Stock Award Agreement. Any Stock Award granted under the Plan shall be evidenced by a Stock Award Agreement which shall be signed by the Committee and the Participant. In addition, a Stock Award may be evidenced in such other manner as the Committee may deem appropriate, including, but not limited to, book-entry registration or issuance of a stock certificate or certificates.

      6.5 Initial Stock Awards. Notwithstanding any provision contained in the Plan to the contrary, the Committee shall grant to the Eligible Executives listed on Schedule A on the Effective Date an aggregate number of shares of Common Stock which equals 50 percent of the Common Stock subject to the Plan (the


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"Initial Stock Awards"). Each of these Initial Stock Awards shall be subject to restrictions on transferability, and such restrictions shall lapse according to the vesting schedule set forth below:

            20 percent of each Initial Stock Award shall become transferable on and remain transferable after the date of grant;

            40 percent of each Initial Stock Award shall become transferable on and remain transferable after the day which precedes the first anniversary of the date of grant; and

            40 percent of each Initial Stock Award shall become transferable on and remain transferable after the day which precedes the second anniversary of the date of grant.

      7. STOCK OPTIONS

      7.1 In General. The Committee is authorized to grant Stock Options to Employees on or after the Effective Date. Stock Options may be ISOs or Nonqualified Stock Options, or a combination of both.

      7.2 Terms and Conditions of Stock Options

            (a) Recipients and Size of Stock Option Grant. The Committee shall, in its sole discretion but after having considered the recommendations of the CEO, determine the recipients of Stock Option grants and the number of shares of Common Stock underlying each Stock Option grant.

            (b) Exercise Price. The Committee shall set the exercise price of the Stock Option; provided, however, that the exercise price of an ISO shall not be less than 100 percent of Fair Market Value on the date of grant.

            (c) Term of Stock Option. The Committee shall set the term of the Stock Option; provided, however, that no Stock Option shall be exercised after the tenth anniversary of the date of grant.

            (d) Exercisability of Stock Options. Stock Options granted under this Section 7 shall become exercisable according to the vesting schedule set forth below:

            33-1/3 percent of the Stock Option grant shall become exercisable on the date of grant and remain exercisable until the Stock Option expires;

            33-1/3 percent of the Stock Option grant shall become exercisable on the first anniversary of the date of grant and remain exercisable until the Stock Option expires; and

            33-1/3 percent of the Stock Option grant shall become exercisable on the second anniversary of the date of grant and remain exercisable until the Stock Option expires.


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      7.3 Restrictions Relating to ISOs. In addition to being subject to the terms and conditions of Section 7.2 above, ISOs shall comply with all other requirements under Code Section 422. Accordingly, ISOs may be granted only to Participants who are Employees of the Company or of any "parent corporation" (as defined in Code Section 424(e)) or of any "subsidiary corporation" (as defined in Code Section 424(f)) at the date of grant. The aggregate market value (determined as of the time the option is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under all option plans of the Company and of any "parent corporation" (as defined in Code Section 424(e)) and of any "subsidiary corporation" (as defined in Code Section 424(f))) shall not exceed $100,000. For purposes of the preceding sentence, (i) ISOs shall be taken into account in the order in which they are granted and (ii) ISOs granted before 1987 shall not be taken into account. ISOs shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by such Participant. The Committee shall not grant ISOs to any Employee who, at the time the ISO is granted, owns stock possessing (after the application of the attribution rules of Code Section 424(d)) more than 10 percent of the total combined voting power of all classes of stock of the Company or of any "parent corporation" (as defined in Code
Section 424(e)) or of any "subsidiary corporation" (as defined in Code Section 424(f)) unless the exercise price of the ISO is fixed at not less than 110 percent of the Fair Market Value of the Common Stock on the date of grant and the exercise of such ISO is prohibited by its terms after the fifth anniversary of the ISO's date of grant. In addition, no ISO shall be issued to a Participant in tandem with a Nonqualified Stock Option issued to such Participant.

      7.4 Stock Option Agreement. Any Stock Option granted under the Plan shall be evidenced by a Stock Option Agreement which shall be signed by the Committee and the Participant.

      7.5 Additional Terms and Conditions. The Committee may, by way of the Stock Option Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Stock Option, provided they are not inconsistent with the Plan.

      7.6 Exercise. Upon exercise, the exercise price of a Stock Option may be paid in cash, shares of Common Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a Stock Option. The Committee may permit a Participant to satisfy any amounts required to be withheld under applicable federal, state and local tax laws, in effect from time to time, by electing to have the Company withhold a portion of the shares of Common Stock to be delivered for the payment of such taxes.

      7.7 Initial Stock Option Grants to Key Worldwide Managers. Notwithstanding any provision contained in the Plan to the contrary, the Committee shall grant Stock Options to the Company's Key Worldwide Managers on or about the Effective Date with respect to 25 percent of the Common Stock subject to the Plan (the "Key Worldwide Managers Initial Stock Option Grants"). The Committee, after having considered the recommendations of the CEO, shall (i) select the Employees who shall be Key Worldwide Managers, provided, however, that no Eligible Executive shall be selected as a Key Worldwide Manager and (ii) determine


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the number of shares of Common Stock underlying each Key Worldwide Manager
Initial Stock Option Grant. All other terms, conditions, restrictions and/or limitations with respect to the Key Worldwide Manager Initial Stock Option Grants shall be established by the Committee pursuant to Sections 7.2, 7.3, 7.4,
7.5 and 7.6 above.

      8. TERMINATION OF EMPLOYMENT

      8.1 Forfeiture. Subject to any written agreement between the Company and a Participant, if a Participant's employment is terminated due to death, disability, retirement or for any other reason, all nontransferable shares underlying Stock Awards and/or all unexercisable Stock Options held by such Participant on the date of termination of employment shall immediately be forfeited by the Participant.

      8.2 Committee Discretion. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its sole discretion, provide that:

            (a) any or all nontransferable Stock Awards held by the Participant on the date of termination of employment shall become immediately transferable as of such date and to remain transferable after such date;

            (b) any or all unexercisable Stock Options held by the Participant on the date of termination of employment shall become immediately exercisable and remain exercisable until a date that occurs on or prior to the date the Stock Option expires; and

            (c) any or all exercisable Stock Options held by the Participant on the date of termination of employment shall remain exercisable until a date that occurs on or prior to the date the Stock Option expires.

      8.3 ISOs. Notwithstanding anything contained in the Plan to the contrary,
(i) the provisions contained in Section 8.2(c) above shall be applied to an ISO only if the application of such provision maintains the treatment of such ISO as an ISO and (ii) for purposes of extending the exercise period of an ISO in the event of a termination due to disability pursuant to Section 8.2(c) above, the Participant's disability shall satisfy the requirement of "permanent and total disability" as defined in Code Section 22(e)(3).

      9. DIVIDEND AND DIVIDEND EQUIVALENTS

      9.1 Payment of Dividend and Dividend Equivalents. The Committee may choose, at the time of the grant of a Stock Award or any time thereafter up to the time the Stock Award becomes transferable, to include as part of such Stock Award an entitlement to receive dividends, subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish. In addition, the Committee may choose, at the time of the grant of a Stock Options or any time thereafter up to the time of the exercise of the Stock


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Option, to include as part of such Stock Option an entitlement to receive dividend equivalents, subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time(s) as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee's discretion, accrue interest.

      10. MISCELLANEOUS

      10.1 Nonassignability. Stock Options and unvested Stock Awards granted under the Plan shall not be subject in any manner to alienation, anticipation, sale, assignment, pledge, or encumbrance, or transfer provided, however, that
(i) a Stock Option or unvested Stock Award may be transferred by will or the laws of descent and distribution and (ii) a Nonqualified Stock Option or unvested Stock Award may be transferred to (a) a member of the Participant's "immediate family" (as such term is used in Instruction 2 to Item 404(a) of Regulation S-K under the Exchange Act) or (b) a trust created by the Participant.

      10.2 Withholding Taxes. The Company, or the applicable Subsidiary, may require a Participant who vests in a Stock Award or who exercises a Nonqualified Stock Option granted hereunder, or disposes of shares acquired pursuant to the exercise of an ISO in a disqualifying disposition (within the meaning of Code
Section 421(b)), to reimburse the corporation which employs such Participant for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted and paid by such corporation in respect of the issuance or disposition of such shares. In lieu thereof, the corporation which employs such Participant shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the Participant upon such terms and conditions as the Committee shall prescribe. The corporation that employs such Participant may, in its discretion, hold the stock certificate to which such Participant is entitled upon the vesting of a Stock Award or the exercise of a Nonqualified Stock Option as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated. In addition, at any time that the Company becomes subject to a withholding obligation under applicable law with respect to the vesting of a Stock Award or the exercise of a Nonqualified Stock Option (the "Tax Date"), except as set forth below, a holder of a Stock Award or Nonqualified Stock Option may elect to satisfy, in whole or in part, the holder's related personal tax liabilities (an "Election") by (a) directing the Company to withhold from shares issuable in the related vesting or exercise either a specified number of shares or shares of Common Stock having a specified value (in each case not in excess of the related personal tax liabilities), (b) tendering shares of Common Stock previously issued pursuant to the exercise of a Nonqualified Stock Option or other shares of the Common Stock owned by the holder or (c) combining any or all of the foregoing Elections in any fashion. An Election shall be irrevocable. The withheld shares and other shares of Common Stock tendered in payment shall be valued at their Fair Market Value on the Tax Date. The Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular shares or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate. The Committee may prescribe such rules as it determines with respect to Participants subject to the reporting requirements of Section 16(a) of the Exchange Act to effect such tax withholding in compliance with the rules


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established by the Securities and Exchange Commission (the "Commission") under
Section 16 of the Exchange Act and the positions of the staff of the Commission thereunder expressed in no-action letters exempting such tax withholding from liability under Section 16(b) of the Exchange Act.

      10.3 Amendments to Stock Award Agreement and Stock Option Agreement. The Committee may at any time amend in writing any Stock Award Agreement and/or Stock Option Agreement by mutual agreement between the Committee and the Participant or such other persons as may then have an interest therein.

      10.4 Listing of Shares and Related Matters. If at any time the Committee shall determine that the listing, registration or qualification of the shares of Common Stock subject to any Stock Award or Stock Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of a Stock Award or Stock Option, or the issuance of shares of Common Stock thereunder, such Stock Award or Stock Options may not be granted, or such Stock Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

      10.5 No Right to Continued Employment or Grants. Participation in the Plan shall not give any Employee any right to remain in the employ of the Company or any Subsidiary. The Company or the applicable Subsidiary, reserves the right to terminate any Employee at any time. In addition, other than as provided in
Section 3 or Section 6 above, the adoption of this Plan shall not be deemed to give any Employee or any other individual any right to be selected as a Participant or to be granted a Stock Award or Stock Option.

      10.6 Awards Subject to Foreign Laws. The Committee may grant Stock Awards and/or Stock Options to individual Participants who are subject to the tax laws of nations other than the United States, and such Stock Awards and/or Stock Options may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Stock Awards and/or Stock Options by the appropriate foreign governmental entity; provided, however, that no such Stock Awards and/or Stock Options may be granted pursuant to this
Section 10.6 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

      10.7 Amendment and Termination. The Board may suspend or terminate the Plan at any time with or without prior notice. In addition, the Board may, from time to time and with or without prior notice, amend the Plan in any manner; provided, however, that no amendment of the Plan shall, without approval of the shareholders of the Company (i) materially increase the benefits accruing to Participants under the Plan, (ii) increase the number of securities which may be issued under the Plan, (iii) materially modify the requirements as to eligibility for participation in the Plan, (iv) modify the specified employees or class of employees eligible to receive Stock Options, or (v) increase the maximum aggregate number of shares of Common Stock underlying Stock Awards and/or Stock Options that may be granted to any single Participant during the life of


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the Plan. Termination or amendment of the Plan by the Board shall not adversely affect any Stock Award Agreement and/or Stock Option Agreement without the Participant's prior written consent. Notwithstanding anything contained in the Plan to the contrary, the Board may amend the Plan without shareholder approval in order to comply with the amendments to Rule 16b-3 under the Exchange Act published on June 14, 1996 by the SEC in volume 61 of the Federal Register on page 30376.

      10.8 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws, except as superseded by applicable federal law.

      10.9 No Right, Title, or Interest in Company Assets. A Participant shall not have any rights as a shareholder as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name; provided, however, that such rights are not granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from the Company or any Subsidiary under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All Stock Awards and Stock Options granted under the Plan shall be unfunded.

      10.10 No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company and any Subsidiary and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

      10.11 Other Benefits. No Stock Award or Stock Option granted under the Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary nor affect any benefits or compensation under any other benefit or compensation plan of the Company or any Subsidiary now or subsequently in effect.


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

                                   SCHEDULE A

      1.    Michael A. Standen

      2.    Michael A. Banks

      3.    Robert I. Brocklehurst

      4.    Robin A. Brumwell

      5.    J. Richard Budd, III

      6.    Alan D. Ewart

      7.    Gerd Nassauer

      8.    Barry C. Nuss

      9.    James Pearson

      10.   Eric L. Schondorf


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